Exhibit 5.2

August 5, 2011
Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039
Ladies and Gentlemen:
We have acted as special New York counsel to Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), being filed this date by the Company and by RGA Capital Trust III and RGA Capital Trust IV, each a Delaware statutory trust (each, a “Trust”, and collectively, the “Trusts”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) debt securities of the Company, which may be senior (the “Senior Debt Securities”), subordinated (the “Subordinated Debt Securities”) or junior subordinated (the “Junior Subordinated Debt Securities” and, collectively with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (vi) warrants of the Company to purchase Debt Securities (the “Debt Security Warrants”); (vii) warrants of the Company to purchase other securities covered by the Registration Statement (“Other Warrants” and, collectively with the Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants, the “Securities Warrants”); (viii) contracts for the purchase and sale of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Securities Warrants or Trust Preferred Securities (as hereinafter defined) (the “Purchase Contracts”); and (ix) units of the Company (the “Units”), consisting of one or more of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Securities Warrants, Purchase Contracts, Trust Preferred Securities, Guarantees (as hereinafter defined), and debt obligations of third parties, including U.S. Treasury Securities (the “Third Party Debt Securities”). The Registration Statement also relates to the registration under the Act of trust preferred securities of the Trusts (the “Trust Preferred Securities”) and guarantees of the Trust Preferred Securities by the Company (the “Guarantees”).
The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Securities Warrants, the Purchase Contracts, the Guarantees, the Units and the Trust Preferred Securities are hereinafter referred to collectively as the “Securities.” An indeterminate amount of the Securities may be issued and sold or delivered from time to time at indeterminate prices or upon conversion, exchange or exercise of any such Securities to the extent any such Securities are, by their terms, convertible into, or exchangeable or exercisable for such Securities, by the Company and the Trusts as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act.

Reinsurance Group of America, Incorporated
August 5, 2011

The Senior Debt Securities and the Subordinated Debt Securities will be issued under an Indenture, to be entered into by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture Trustee”), as such indenture may be supplemented from time to time (the “Indenture”). The Junior Subordinated Debt Securities will be issued under a Junior Subordinated Indenture, to be entered into by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Junior Subordinated Indenture Trustee”), as such indenture may be supplemented from time to time (the “Junior Subordinated Indenture”). The Indenture and the Junior Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”
The Depositary Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”) between the Company and a depositary agent to be specified therein (the “Depositary Agent”).
The Common Stock Warrants will be issued under a common stock warrant agreement (the “Common Stock Warrant Agreement”) between the Company and a common stock warrant agent to be specified therein. The Preferred Stock Warrants will be issued under a preferred stock warrant agreement (the “Preferred Stock Warrant Agreement”) between the Company and a preferred stock warrant agent to be specified therein. Warrants to purchase Senior Debt Securities will be issued under a senior debt security warrant agreement (the “Senior Debt Security Warrant Agreement”) among the Company, a senior debt security warrant agent to be specified therein and the Senior Trustee. Warrants to purchase Subordinated Debt Securities will be issued under a subordinated debt security warrant agreement (the “Subordinated Debt Security Warrant Agreement”) among the Company, a subordinated debt security warrant agent to be specified therein and the Subordinated Indenture Trustee. Warrants to purchase Junior Subordinated Debt Securities will be issued under a junior subordinated debt security warrant agreement (the “Junior Subordinated Debt Security Warrant Agreement”) among the Company, a junior subordinated debt security warrant agent to be specified therein and the Junior Subordinated Indenture Trustee. The Other Warrants will be issued under a warrant agreement (the “Other Warrant Agreement”) between the Company, the applicable trustee and a warrant agent to be specified therein. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement, the Junior Subordinated Debt Security Warrant Agreement and the Other Warrant Agreement are hereinafter referred to collectively as the “Warrant Agreements.” Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”
The Purchase Contracts will be issued under a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent to be specified therein (the “Purchase Contract Agent”).
The Units will be issued under a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be specified therein (the “Unit Agent”).
The Guarantees will be issued pursuant to a guarantee agreement (the “Guarantee Agreement”) between the Company and a guarantee trustee to be specified therein (the “Guarantee Trustee”).
The Trust Preferred Securities will be issued pursuant to a trust agreement (the “Trust Agreement”) among the applicable Trust, a trustee to be specified therein (the “Trustee”) and the Company, as depositor.

Reinsurance Group of America, Incorporated
August 5, 2011

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement, including the form of the Indenture, the form of the Junior Subordinated Indenture, and the form of the Guarantee Agreement attached thereto as Exhibits 4.1, 4.2, and 4.11, respectively, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.
We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Indenture will be the valid and legally binding obligation of the Indenture Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Indenture will be the valid and legally binding obligation of the Indenture Trustee, enforceable against such party in accordance with its terms; (3) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will be the valid and legally binding obligation of the Junior Subordinated Indenture Trustee, enforceable against such party in accordance with its terms; (4) at the time of execution, countersignature, issuance and delivery of the Receipts, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent, enforceable against such party in accordance with its terms; (5) at the time of the execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent, enforceable against such party in accordance with its terms; (6) at the time of the execution, issuance and delivery of the Guarantees, the Guarantee Agreement will be the valid and legally binding obligation of the Guarantee Trustee, enforceable against such party in accordance with its terms; (7) at the time of the execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto, enforceable against such party in accordance with its terms; (8) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms; and (9) at the time of the execution, countersignature, issuance and delivery of the Trust Preferred Securities, the related Trust Agreement will be the valid and legally binding obligation of each of the Trusts and the Trustee, enforceable against such party in accordance with its terms.
We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of any Debt Securities, the Purchase Contracts, the Receipts, any Securities Warrants, the Guarantees and the Units, the Indenture, the Junior Subordinated Indenture, the Purchase Contract Agreement, the Deposit Agreement, the Warrant Agreement, the Guarantee Agreement and the Unit Agreement will have been duly authorized, executed and delivered by the Company and the other party thereto and will be in full force and effect and will not have been terminated or rescinded by the Company or such other party; (2) at the time of execution, issuance and delivery of the Trust Preferred Securities, the Trust Agreement will have been duly authorized, executed and delivered by the Trust, the Company and the Trustee and will be in full force and effect and will not have been terminated or rescinded by the Trust, the Company or the Trustee; and (3) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Trust, as the case may be, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Trust, as the case may be.

Reinsurance Group of America, Incorporated
August 5, 2011

We have also assumed that each of the Indenture, the Junior Subordinated Indenture, any Purchase Contract Agreements, any Deposit Agreements, any Warrant Agreements, any Guarantee Agreements and any Unit Agreements is governed by the laws of the State of New York. We understand that you are receiving separate opinions of counsel relating to the Common Stock and Preferred Stock on the one hand, and the Trust Preferred Securities and the Trust Agreement, on the other hand, as to which we express no opinion.
Based upon the foregoing, in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:
     1. With respect to the Receipts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock, (b) due filing of Articles of Amendment to the Articles of Incorporation of the Company authorizing and establishing the terms of the Preferred Stock, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the Prospectus, (d) due issuance and delivery of the related Preferred Stock upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or a duly constituted committee thereof (such Board of Directors or committee, as the case may be, the “Board”), and (e) due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.
     2. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     3. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Guarantees upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement, such Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     4. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Purchase Contracts upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     5. With respect to the Securities Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Securities Warrants upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Securities Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Reinsurance Group of America, Incorporated
August 5, 2011

     6. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Units, the related Unit Agreements and any Securities which are components of the Units, the terms of the offering thereof and related matters, (b) taking by the Trusts of all trust action to authorize and approve the issuance, execution and terms of any Trust Preferred Securities which are components of the Units, (c) taking by third parties of all necessary corporate or other action to authorize and approve the issuance and terms of any Third Party Debt Securities which are a component of the Units, the terms of the offering thereof and related matters, and (d) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units, the Unit Agreements, the Securities that are components of such Units, the Trust Preferred Securities that are components of such Units and such Third Party Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Deposit Agreement, in the case of Depositary Shares or Receipts, (ii) Warrant Agreement, in the case of Securities Warrants, (iii) Guarantee Agreement, in the case of Guarantees, (iv) Purchase Contract Agreement, in the case of Purchase Contracts, (v) Indenture, in the case of Senior Debt Securities or Subordinated Debt Securities, (vi) Junior Subordinated Indenture, in the case of Junior Subordinated Debt Securities, (vii) the certificate of trust for the applicable Trust and the Trust Agreement, in the case of Trust Preferred Securities, and (viii) indenture or other authorizing document, in the case of Third Party Debt Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.
In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:
     (a) Our opinions herein reflect only the application of applicable laws of the State of New York (excluding the securities and blue sky laws of such State, as to which we express no opinion) and the Federal laws of the United States of America (excluding the federal securities laws, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.
     (b) Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relative to fraudulent conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to any Debt Securities or Guarantees denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

Reinsurance Group of America, Incorporated
August 5, 2011

     (c) Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.
     (d) We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Indentures, Warrant Agreements, Purchase Contract Agreements, Unit Agreements, Deposit Agreement, Guarantee Agreements or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.
     (e) We express no opinion as to the enforceability of any provision in any Indentures, Warrant Agreements, Purchase Contract Agreements, Unit Agreements, Deposit Agreement, Guarantee Agreements or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (ii) confer subject matter jurisdiction on a court not having independent grounds therefor, (iii) modify or waive the requirements for effective service of process for any action that may be brought, (iv) waive the right of the Company or any other person to a trial by jury, (v) provide that remedies are cumulative or that decisions by a party are conclusive, (vi) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law, or (vii) govern choice of applicable law or conflict of laws.
     (f) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.
Very truly yours,
/s/ Bryan Cave LLP

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